Calculation of Filing Fee Tables
S-4
NEXTERA ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 Par Value	Other	807,637,847		$ 67,085,401,918.92	0.0001381	$ 9,264,494.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 67,085,401,918.92		$ 9,264,494.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,264,494.00
Offering Note
[1]	Note (1): Represents the estimated maximum number of shares of common stock, par value $0.01 per share ("NextEra Energy common stock"), of NextEra Energy, Inc. ("NextEra Energy") issuable or which may be issuable by NextEra Energy upon the completion of the first merger, as described in this registration statement and pursuant to that certain Agreement and Plan of Merger, dated as of May 15, 2026 (the "merger agreement"), by and among NextEra Energy, WG Development Corp., CS Holdco, LLC and Dominion Energy, Inc. ("Dominion Energy"), and is based on the product of (i) the sum of (a) 879,517,342 shares of common stock, without par value, of Dominion Energy ("Dominion Energy common stock") issued and outstanding as of June 25, 2026 (including 1,906,985 shares of Dominion Energy common stock underlying restricted stock awards in respect of shares of Dominion Energy common stock, but excluding shares of Dominion Energy common stock owned by NextEra Energy, Dominion Energy or any wholly owned subsidiary of NextEra Energy or Dominion Energy), (b) 374,044 shares of Dominion Energy common stock underlying all performance share awards or performance share units in respect of shares of Dominion Energy common stock outstanding as of June 25, 2026 (determined based upon the number of shares of Dominion Energy common stock that would have been earned assuming maximum level of performance), (c) 375,940 shares of Dominion Energy common stock underlying deferred units in respect of shares of Dominion Energy common stock credited or deemed credited to a stock unit account under Dominion Energy's Non-Employee Directors Compensation Plan as of June 25, 2026, (d) 28,749,808 shares of Dominion Energy common stock issuable upon full physical settlement of outstanding forward confirmations under Dominion Energy's at-the-market program as of June 25, 2026, and (e) an estimated 83,410,793 additional shares of Dominion Energy common stock that may be issued or reserved for issuance between the date of the merger agreement and the Termination Date (as defined in the merger agreement) as permitted by the terms of the merger agreement, multiplied by (ii) 0.8138, the exchange ratio under the merger agreement. The estimated maximum number of shares of NextEra Energy common stock to be registered by this registration statement includes shares of Dominion Energy common stock underlying additional equity awards in respect of shares of Dominion Energy common stock that may be granted between the date of the merger agreement and the Termination Date, as permitted by the merger agreement, to the extent such underlying shares are subject to cancellation in exchange for shares of NextEra common stock in connection with the first merger. Note (2): Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c), 457(f)(1), and 457(f)(3) of the Securities Act of 1933, as amended. The maximum aggregate offering price is equal to (i) the product of (a) $67.96, the average of the high and low prices of the Dominion Energy common stock, as reported on the New York Stock Exchange on July 1, 2026, and (b) 992,427,927, the estimated maximum number of shares of Dominion Energy common stock that may be cancelled in exchange for shares of NextEra Energy common stock in connection with the first merger (determined in accordance with clause (i) and the last sentence of Note (1) above), less (ii) $360,000,000, which is the aggregate amount of cash consideration estimated to be paid by NextEra Energy to holders of shares of Dominion Energy common stock in connection with the consummation of the first merger as permitted by Rule 457(f)(3).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date